SCM Trust 485BPOS

Exhibit 99(g)(2)

Execution

AMENDMENT TO CUSTODY AGREEMENT

This Amendment (the “Amendment”) is entered into and effective as of the 8th day of December, 2025 (the “Effective Date”) amending the Custody Agreement dated September 1, 2025 (as amended, modified and supplemented through the Effective Date, the “Agreement”), by and between each entity identified on Appendix A thereto (the “Client”) and STATE STREET BANK AND TRUST COMPANY (the “Custodian”).

W I T N E S S E T H:

WHEREAS, the Custodian provides certain custodial services to the Client pursuant to the terms of the Agreement; and

WHEREAS, the Client and the Custodian wish to amend the Agreement as set forth below.

NOW, THEREFORE, in further consideration of the promises and mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments:

a.	The preamble of the Agreement is hereby deleted in its entirety and replaced with the following:

“This Agreement (the “Agreement”) is made as of September 1, 2025 (the “Effective Date”) between:

1)	Each trust entity identified on Appendix A hereto, whose jurisdiction of formation is identified opposite its name, on behalf of itself and its underlying funds identified on Appendix A hereto (each, the “Client” and collectively, the “Clients”); and

2)	STATE STREET BANK AND TRUST COMPANY, a bank and trust company organized under the laws of The Commonwealth of Massachusetts, U.S.A. (the “Custodian”).”

b.	In accordance with Section 29.15 of the Agreement, the following entities (each, a “New Client”) are hereby added as “Clients” under the Agreement:

SCM Trust

Shelton Funds

Green California Tax-Free Income Fund

Shelton S&P 500 Index Fund

Shelton S&P MidCap Index Fund

S&P SmallCap Index Fund

Information Classification: Limited Access

Shelton Equity Income Fund

Nasdaq-100 Index Fund

U.S. Government Securities Fund

The United States Treasury Trust

Shelton Sustainable Equity Fund

ICON Consumer Select Fund

ICON Equity Fund

ICON Equity Income Fund

ICON Flexible Bond Fund

ICON Health and Information Technology Fund

ICON Natural Resources and Infrastructure Fund

ICON Utilities and Income Fund

Shelton Emerging Markets Fund

Shelton International Select Equity Fund

Shelton Tactical Credit Fund

By execution of this Amendment, each New Client hereby agrees (a) to become bound by all of the terms and conditions and provisions of the Agreement as a Client including, without limitation, the representations and warranties set forth therein and (b) adopts the Agreement with the same force and effect as if the New Client was originally a party thereto.

For purposes of clarity, Appendix A to the Agreement is hereby deleted in its entirety and replaced with the Appendix A attached hereto.

2.	Miscellaneous:

a.	Defined Terms. Terms used in this Amendment but not defined herein shall have the meaning ascribed to them in the Agreement.

b.	One Agreement. Except as amended herein, no other terms or provisions of the Agreement are amended or modified by this Amendment. Upon the execution of this Amendment, this Amendment and the Agreement shall form one agreement.

c.	Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Amendment. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the Parties hereby adopt as original any signatures received via electronically transmitted form.

d.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the choice of law set forth in the Agreement (excluding the law thereof which requires the application of or reference to the law of any other jurisdiction).

Information Classification: Limited Access

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first written above.

SCM TRUST
ON BEHALF OF ITSELF AND ITS FUNDS LISTED ON
APPENDIX A

By:
Name: Steve Rogers
Title: President and Chairman

SHELTON FUNDS
ON BEHALF OF ITSELF AND ITS FUNDS LISTED ON
APPENDIX A

By:
Name: Steve Rogers
Title: President and Chairman

STATE STREET BANK AND TRUST COMPANY

By:
Name: Andrea E. Sharp
Title: Managing Director

Information Classification: Limited Access

Appendix A

List of Client Entities

Trust Name	Jurisdiction of Formation
SCM Trust	Massachusetts
Shelton Funds	Delaware

FUND NAME	TRUST COMPLEX
Shelton Equity Premium Income ETF	SCM Trust
ICON Consumer Select Fund	SCM Trust
ICON Equity Fund	SCM Trust
ICON Equity Income Fund	SCM Trust
ICON Flexible Bond Fund	SCM Trust
ICON Health and Information Technology Fund	SCM Trust
ICON Natural Resources and Infrastructure Fund	SCM Trust
ICON Utilities and Income Fund	SCM Trust
Shelton Emerging Markets Fund	SCM Trust
Shelton International Select Equity Fund	SCM Trust
Shelton Tactical Credit Fund	SCM Trust
Green California Tax-Free Income Fund	Shelton Funds
Shelton S&P 500 Index Fund	Shelton Funds
Shelton S&P MidCap Index Fund	Shelton Funds
S&P SmallCap Index Fund	Shelton Funds
Shelton Equity Income Fund	Shelton Funds
Nasdaq-100 Index Fund	Shelton Funds
U.S. Government Securities Fund	Shelton Funds
The United States Treasury Trust	Shelton Funds
Shelton Sustainable Equity Fund	Shelton Funds

Information Classification: Limited Access